EXHIBIT 23


          Consent of Independent Registered Public Accounting Firm

 We consent  to the incorporation by reference in  the Registration Statement
 (Form S-8 No. 333-106881) pertaining to the First Cash 401(k) Profit Sharing Plan of our report dated May 18, 2006, with respect to the financial statements and schedule of the First Cash 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

 /s/ Hein & Associates LLP
 Dallas, Texas
 June 27, 2006